Exhibit 10.9

Chartered Services, LLC

REPRESENTATION LETTER

(ADDENDUM A)

The undersigned subscriber, Chartered Services, LLC., (the “Subscriber”) is acquiring 270,000 shares of the common stock ( the “Shares”) of Scripps Safe INC (the “Company” ) for One Thousand Dollars ($1.000.00) in connection with the Consulting Agreement dated June 14th 2023 between the Subscriber and the Company . In order to induce the Company to issue the Shares to the Subscriber, the Subscriber hereby makes the following representations, gives the following warranties, and acknowledges the following information:

1. The Subscriber represents that it has full power and authority to execute this Investor Representation Letter (this Letter”) and make the representations contained herein. The Subscriber understands that the Company is relying on this Letter in issuing it the Shares.

2. The shares are being purchased solely for investment purposes, for the Subscriber’s own account, and not with a view to, or for sale in conjunction with, any distribution of the shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Subscriber further represents that it does not have any contract, undertaking or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares. The Subscriber acknowledges that the Shares are being offered and sold pursuant to an exemption under Section 4(a)(2) of the Securities Act.

3. The Subscriber acknowledges that the Shares have not been registered under the Securities Act and are to be issued to the Subscriber in reliance upon one or more exemptions from registration contained in the Securities Act and applicable state securities laws. The Subscriber has no right to demand the registration of the Shares to permit them to be resold, and no representations about subsequent registrations have been made by the Company. The Subscriber acknowledges that the Shares cannot be transferred except pursuant to a registration under the Securities Act or pursuant to an exemption from the Securities Act deemed to be lawfully available. In this connection, the Subscriber represents that it is familiar with SEC Rule 144 as presently in effect, and understand the resale limitations imposed thereby and by the Securities Act.

4. The Subscriber acknowledges that the exemption provided by Rule 144 under the Securities Act provide for limited sale of unregistered shares but may not be available to the Subscriber at the time it may desire to sell the Shares. No representations have been made to the Subscriber that any part of the Shares will be saleable Pursuant to Rule 144 at any particular time.

Chartered Services, LLC

5. The Subscriber has had an opportunity to ask questions of and receive answers from the Company regarding the Company, its business and prospects and the terms and conditions of the sale of the Shares. It believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Shares.

6. The Shares represent a speculative investment involving a high degree of risk loss of the purchase price. The Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision. The Subscriber is able to bear the economic risk of the investment in the Share, to hold the Shares an indefinite period of time, and to afford a complete loss of the purchase price.

7. The Shares will be represented by a certificate bearing a prominent legend setting forth the restricted nature of the Shares as deemed appropriate by the Company’s counsel.

8. The Subscriber will furnish the Company with an opinion of counsel, that such transfer will not require registration of such shares under the Act. The undersigned understands that the Company is not obligated, and does not intend, to register any such Shares under the Act or any state securities laws.

ACCEPTED BY

Chartered Services, LLC	Scripps Safe Inc

By:	By:

Jonathan Thau, Managing Member	Jackie Anz von Zwehl , CEO